EXHIBIT 10.1


                                  SCHEDULE "A"
                            SUGDEN, MCFEE & ROOS LLP
                            BARRISTERS & SOLICITORS
________________________________________________________________________________

Richard R. Sugden, Q.C. (Ret'd)                      The Landing
                                                     700 - 375 Water Street
E. David Crossin, Q.C.*    Robin N. McFee, Q.C.*     Vancouver, British Columbia
Albert M. Roos*            Patrick F. Lewis*         Canada V6B 5N3
Craig P. Dennis            Deborah M. Cumberford
Martin W. Buhler           Violet A. Allard          Telephone 604-687-7700
Ian M. Carter              Michael D. Shirreff       Fax 604-687-5596

*Denotes Law Corporation



                                                              File No.: G-3971-1

VIA FAX                                                           March 14, 2008
                                                         Email: plewis@smrlaw.ca


Nathanson Schachter & Thompson LLP
Barristers & Solicitors
750 - 900 Howe Street
Vancouver, BC V6Z 2M4

Attention: Murray A. Clemens, Q.C.

Dear Sir:

Re: Geneva Resources, Inc. v. Petaquilla Minerals Ltd.

My client accepts Petaquilla's most recent proposal, with the result that this matter has now settled on the following terms:

     (a) Petaquilla will provide 100,000 PTQ shares to Geneva. The shares will be released from pool in four equal monthly tranches, beginning on the first commercial pour of gold at the Molejon Gold Mine, or December 31, 2008, whichever comes first. In addition, the shares will be subject to a two business day right of first refusal for Petaquilla to find a buyer (or five business days if the sale is private);

     (b) The original 4,000,000 Geneva shares, currently being held in trust by its solicitor, will be released to Geneva;

     (c) The $100,000 Petaquilla cheque being held in trust by Geneva's solicitor will be released to Geneva. If it is stale-dated (as I expect it must be) it will be replaced by Petaquilla;

     (d) The current arbitration proceedings will be dismissed by consent on a without costs basis; and

     (e) Apart from the obligations within the settlement agreement, the parties will exchange full Releases in a form agreeable to counsel.

Tuesday, March 18, 2008                                 SUGDEN, MCFEE & ROOS LLP
Page 2                                                   BARRISTERS & SOLICITORS
________________________________________________________________________________


I will prepare a form of Mutual Release and Consent Order, unless you would prefer to do so. Please advise.

As it has been considerably longer than six months since the $100,000 cheque was issued from Petaquilla to Geneva, it would be very surprising if it was still valid. I suggest I ask Mr. Deutsch to return that cheque to Graham Scott and that a replacement cheque be provided by your office to mine as part of the completion of the settlement terms. Please let me know if you agree.

Many thanks for your assistance in resolving this matter.


Yours truly,


SUGDEN, MCFEE & ROOS LLP
per: /s/ PATRICK F. LEWIS


PATRICK F. LEWIS
PFL/sf